EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


                  We hereby consent to the inclusion in this Registration Statement on Form SB-2 of our report dated August 23, 1996 (October 28, 1996 with respect to Note E[1]) on the consolidated financial statements of Mediware Information Systems, Inc. and Subsidiaries for the year ended June 30, 1996. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.



/s/ Richard A. Eisner & Company, LLP
-------------------------------------

New York, New York
December 18, 1996



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